EXHIBIT 3(i)(2)

                          CERTIFICATE OF INCORPORATION

                                       OF

                      FAMOUS FIXINS HOLDING COMPANY, INC.

              Under Section 402 of the Business Corporation Law

            The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

            FIRST:      The name of the corporation is FAMOUS FIXINS HOLDING
COMPANY, INC.

            SECOND:     The corporation is formed for the following purpose or
purposes:

            To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

           To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold,sell, convey, exchange, hire, lease, pledge, mortgage, and, otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any unlawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

            To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under, and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c) franchises licenses, grants, and concessions.

            To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

            To have in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

            THIRD:      The office the corporation is to be located in the
County of New York, State of New York.

            FOURTH:     The aggregate number of shares which the corporation
shall have the authority to issue is twenty five million, all of which are of a par value of one mill each, and all of which are of the same class.

            FIFTH:      The Secretary of State is designated as the agent of
the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Corporation Service Company, 80 State Street, Albany, New York 12207-2543.

            SIXTH:    The name and the address within the State of New York of
the registered agent of the corporation are as follows:

Corporation Service Company         80 State Street
                                    Albany, New York 12207-2543

            Said registered agent is to be the agent of the corporation upon whom or upon which process against the corporation may be served.

            SEVENTH:    The duration of the corporation is to be perpetual.

            EIGHTH:     The corporation shall, to the fullest extent permitted
by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

            NINTH:      The personal liability of the directors of the
corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

            TENTH:       Whenever under the provisions of the Business
Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

Date:  June 17, 1998

                                    /s/ John S. Hoenigmann
                                    --------------------------------
                                    John S. Hoenigmann, Incorporator
                                    375 Hudson Street, 11th Floor
                                    New York, New York 10014

STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF NEW YORK      )

            On the date hereinafter set forth, before me came John Hoenigmann, to me known to be the individual who is described in, and who signed the foregoing certificate of incorporation, and he acknowledged to me that he signed the same.

Signed on June 17, 1998.

                                    /s/ Sharnik Rice
                                    -------------------------------
                                        Notary Public